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                                                                    EXHIBIT 24.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated March 7, 1997 (except for Note 8, as to which the date is September 4, 1997), in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-35401) and related Prospectus of Somnus Medical Technologies, Inc. for the registration of shares of its common stock.

                                                 /s/ ERNST & YOUNG LLP

Palo Alto, California

October 29, 1997